Lendistry, LLC LOAN AGREEMENT

This Loan Agreement (“Agreement”) dated 7/15/19 between Lendistry, LLC (“Lender”) and the borrower or other business listed below (“Borrower”).

BORROWER INFORMATION

Business Legal Name:	VPR Brands LP
D/B/A:	VPR Vaporx Helium		State of Incorporation/Organization: FL
Type of entity: Limited Partnership
Physical Address: 3001 Griffin Road		City: Fort Lauderdale		State: FL	Zip: 33312
Mailing Address:		City:		State:	Zip:
Date Business Started: 8/2016		Federal Tax ID or Social Security #:
Contact Name: Kevin Frija		Position: CEO
Phone: 305-992-3150	Fax:	Email:	N/A	Website:	N/A

LOAN TERMS

Lender promises to loan to the Borrower an amount stated below (“Principal Loan Amount”) and Borrower promises to pay Lender in lawful money of the United States of America, the Principal Loan Amount with interest payable on the unpaid principal at the per annum rate stated below (“Rate of Interest”). Borrower agrees to repay in full the Principal Loan Amount and amounts accrued at the Rate of Interest (together, the “Final Loan Amount”) by the date specified below (“Final Due Date”).

Borrower shall remit the Final Loan Amount to Lender in one of the two following ways: (1) by authorizing and directing a processor acceptable to Lender (“Processor”) to pay Lender each day an amount (“Daily Amount”) of cash equal to a percentage specified below (“Specified Percentage”) of all receivables arising from electronic payments by Borrower’s customers with credit or debit cards, checks that are processed and converted electronically, or any other electronic payment to Borrower (“Electronic Payments Receivables”) settled by Processor to Borrower on the day in question; and/or (2) by debiting the Daily Amount from a deposit account established by Borrower that is approved by Lender (the “Account”). Borrower will irrevocably authorize, as applicable, the Processor or the Account to remit the Daily Amount due from each transaction on a daily basis until such time as Lender receives the Final Loan Amount. Borrower authorizes Lender to ACH Debit the Daily Amount from the Account on a daily basis. Borrower agrees to provide Lender with either monthly bank statements for the Account or any access codes, logon credentials and/or passwords needed to access the Account and obtain bank statement information. Borrower understands that it is responsible for ensuring that the Daily Amount to be debited by Lender remains in the Account and will be held responsible for any fees incurred by Lender resulting from a rejected ACH attempt or an Event of Default (defined below). Lender is not responsible for any overdrafts or rejected transactions that may result from Lender ACH debiting the Daily Amount under the terms of this Agreement. Lender may debit the Daily Amount each business day and upon receipt of the Borrower’s monthly bank statements on or about the eighteenth day of each month may reconcile the Account by either crediting or debiting the difference from or back to the Account so that the amount debited per month equals the Daily Amount. Lender may, upon Borrower’s request, adjust the amount of any payment due under this Agreement at Lender’s sole discretion and as it deems appropriate. Lender may elect to remit payments in either or both of the two ways listed above and may modify this election at Lender’s sole discretion with at least two days’ notice to Borrower. Notwithstanding anything to the contrary in this Agreement or any other agreement between Lender and Borrower, upon the occurrence of an Event of Default under Section III of the Additional Terms of the Loan Agreement, the Specified Percentage shall equal 100%. A list of all fees applicable under this Agreement is contained in Appendix A.

Principal Loan Amount:	$250,000.00	Final Amount Due:	$312,500.00	Final Due Date: 7/25/2020	Weekly Payment: See Addendum

GUARANTEE BY OWNER(S)

The owners of Borrower (such owners, whether shareholders, partners, members or other owners are jointly and severally referred to herein as “Owner”) personally guarantee the performance of all of the covenants and the truth and accuracy of all of the representations and warranties made by Borrower in this Agreement.

THE TERMS, DEFINITIONS, CONDITIONS AND INFORMATION HEREIN SET FORTH IN THIS AGREEMENT. THE “BORROWER INFORMATION” FORM AND “SECURITY AGREEMENT AND GUARANTY” HEREOF ARE HEREBY INCORPORATED IN AND MADE A PART OF THIS LOAN AGREEMENT. BORROWER/OWNER HAVE REVIEWED AND AGREE TO THE TERMS OF THIS CONTRACT, INCLUDING THE ARBITRATION CLAUSE IN SECTION 4.15, AND ACKNOWLEDGE RECEIPT OF A COMPLETED COPY OF IT.

BORROWER/OWNER/GUARANTOR

By:	Kevin Frija	/s/ Kevin Frija
	(Print Name)	(Signature)

By:
(Signature)
By:
	(Print Name)	(Signature)

By:
	(Print Name)	(Signature)

By:
	(Print Name)	(Signature)

Lendistry, LLC:	/s/
	(Lendistry, LLC Officer)	(Signature)

To the extent set forth herein, each of the parties is obligated upon his, her or its execution of the Agreement to all terms of the Agreement, including the Additional Terms set forth below. Each of above-signed Borrower and Owner(s) represents that he or she is authorized to sign this Agreement for Borrower, legally binding said Borrower to repay this obligation and that the information provided herein and in all of Lender documents, forms and recorded interviews is true, accurate and complete in all respects. If any such information is false or misleading, Borrower shall be deemed in material breach of all agreements between Borrower and Lender and Lender shall be entitled to all remedies available under law. Lender may produce a monthly statement reflecting the delivery of the Daily Amounts from Borrower via Processor and/or Operator to Lender. An investigative or consumer report may be made in connection with the Agreement. Borrower and each of the above-signed Owner(s) authorizes Lender, its agents and representatives and any credit reporting agency engaged by Lender, to (i) investigate any references given or any other statements or data obtained from or about Borrower or any of its Owners for the purpose of this Agreement, and (ii) pull credit report at any time now or for so long as Borrower and/or Owner(s) continue to have any obligation owed to Lender as a consequence of this Agreement or for Lender’s ability to determine Borrower’s eligibility to enter into any future agreement with Lender.

ANY MISREPRESENTATION MADE BY BORROWER OR OWNER IN CONNECTION WITH THIS AGREEMENT MAY CONSTITUTE A SEPARATE CAUSE OF ACTION FOR FRAUD OR INTENTIONAL MISREPRESENTATION.

ADDITIONAL TERMS OF THE LOAN AGREEMENT

1. TERMS OF ENROLLMENT IN PROGRAM

1.1 Processing Agreement. If Lender elects to accept the remittance of the Final Loan Amount directly from Processor, Borrower (i) will enter, or has already entered, into an agreement acceptable to Lender with Processor to obtain processing services (“Processing Agreement”) and (ii) irrevocably authorizes and instructs Processor to pay daily the cash attributable to the Final Loan Amount to Lender rather than to Borrower until Lender receives the cash equal to the entire Final Loan Amount. This authorization may be revoked only by written consent of Lender. Borrower agrees that Processor may rely upon the instructions of Lender, without any independent verification, in paying Daily Amounts or, as applicable, a percentage of Daily Amounts to Lender. Borrower waives any claim for damages it may have against Processor in connection with actions taken based on instructions from Lender or the actions or omissions of Lender, unless such damages were due to Processor’s failure to follow Lender’s reasonable instructions. Borrower acknowledges that (a) Processor is not an affiliate of Lender,

(b) Lender does not have any power or authority to control Processor’s actions with respect to the processing of any electronic payments from Borrower's customers with credit or debit cards, checks that are processed and converted electronically, or any other electronic payment to Borrower ("Electronic Payments"), and (c) Lender is not responsible for, and Borrower agrees to hold Lender harmless for, the actions of Processor. If Processor transfers to any account of Borrower or Owner any funds that should have been transferred to Lender pursuant to Sections 1.1 and 1.2 hereof, or if Borrower otherwise has monies deposited in its or Owner’s account(s) that otherwise should have been transferred to Lender pursuant to Sections 1.1 and 1.2 hereof, Borrower and/or Owner shall immediately segregate and hold all such funds in express trust for Lender’s sole and exclusive benefit.

1.2 Instructions to Processor. Borrower irrevocably authorizes and instructs Processor to hold Daily Amounts on behalf of Lender and to remit directly to Lender the cash or, as applicable, a percentage of the cash equal thereto at the same time it remits to Borrower the cash equal to the receivables less the Daily Amount or, as applicable, a percentage of the Daily Amount. Borrower acknowledges and agrees that Processor shall provide Lender with Borrower’s Electronic Payment transaction history from time to time upon request by Lender. This Agreement does not prohibit, limit or alter the rights possessed by Processor pursuant to the Processing Agreement, including but not limited to Processor’s right to withhold, debit, offset or chargeback funds sent to or to be sent to Borrower or, funds that may become owing to Processor, or to terminate the Processing Agreement.

1.3 Indemnification. Borrower and Guarantor(s) jointly and severally indemnify and hold harmless Processor, its officers, directors and shareholders against all losses, damages, claims, liabilities and expenses (including reasonable attorney’s fees) incurred by Processor resulting from (a) claims asserted by Lender for monies owed to Lender from Borrower and (b) actions taken by Processor in reliance upon information or instructions provided by Lender.

1.4 No Liability. In no event will Lender be liable for any claims asserted by Borrower under any legal theory for lost profits, lost revenues, lost business opportunities, exemplary, punitive, special, incidental, indirect or consequential damages, each of which is waived by Borrower and Guarantor(s).

1.5 Processing Fees. Processor may charge certain fees for processing Electronic Payment transactions and providing related services as set forth in the Processing Agreement (the “Processing Fees”) and such Processing Fees and other amounts, fees, charges, fines and penalties, may be deducted from the gross amount of Electronic Payment Receivables before determining the amount payable to Borrower, from which the Daily Amount or, as applicable, a percentage of the Daily Amount will be paid to Lender.

1.6 No Modification or Termination of Processing Agreement. Borrower will comply with the Processing Agreement and will not modify the Processing Agreement in any manner that could have a material adverse effect upon Lender’s interests, without Lender’s prior written consent. Borrower will not terminate the Processing Agreement, nor do anything that may cause the Processing Agreement to be suspended or terminated, until the Final Loan Amount has been remitted to Lender. Until the Final Loan Amount has been remitted to Lender, Borrower may not replace Processor, or enter into an agreement with another payment processing company, without the prior written consent of Lender.

1.7 Failure to Generate Receivables. If Borrower does not generate Electronic Payments Receivables such that the Daily Amount is less than $[ ] for any [consecutive] period of [five] business days, Lender has the right to directly debit up to the full amount of the unpaid Final Loan Amount from any bank account that Borrower maintains or any bank account maintained by each Owner.

1.8 Account. If Lender elects to accept the remittance of the Final Loan Amount by debiting the Account, Borrower agrees to complete all necessary forms to establish the Account. Lender may, in its sole discretion, require Borrower to establish a new deposit account to replace and become the Account at a financial institution reasonably selected by Lender. Borrower shall cause all proceeds of receivables to be deposited in the Account. Until the Final Loan Amount is remitted in full to Lender, Borrower shall maintain in the Account a minimum balance equal to $2,000 (“Minimum Balance). Borrower acknowledges and agrees that any funds deposited in the Account by Borrower’s card processor will remain in the Account until the cash equal to the Final Loan Amount is withdrawn by Lender, and then the remaining funds, minus the Minimum Balance, will be forwarded to the account identified by the account name, account number and bank name and address that is shown on the face of the voided check that Borrower shall provide to Lender along with this Agreement, the delivery of which voided check is a condition precedent to Lender’s obligations under this Agreement, (“Borrower’s Account”). Borrower and Owner authorize Lender to debit funds directly from the Account, and agree to not revoke or cancel such authorizations until such time as Lender has received the entire Final Loan Amount. Borrower acknowledges and agrees that Lender may issue a pre-notification to Borrower’s bank(s) with respect to such debit transactions. Within twenty-four (24) hours of any request by Lender, Borrower shall provide, or cause Borrower’s card processor to provide, Lender with records and other information regarding Borrower’s Electronic Payment sales, the Account and any other bank accounts of Borrower or Owner. If Borrower has monies deposited in its or Owner’s account(s) that otherwise should have been transferred to Lender pursuant to this Section 1.8, Borrower and/or Owner shall immediately segregate and hold all such funds in express trust for Lender’s sole and exclusive benefit.

1.9 Processing Trial. After this Agreement has been signed by both Borrower and Lender but prior to Lender’s loan of the Principal Loan Amount, Borrower agrees to permit Lender to conduct a short processing trial (the “Processing Trial”) to ensure that Borrower’s Electronic Payment transactions are being correctly processed through Processor or to the Account and that the cash attributable to the Final Loan Amount will be appropriately remitted to Lender. Lender agrees to make a determination as to whether to loan the Principal Loan Amount promptly after the commencement of the Processing Trial. If Lender elects to loan the Principal Loan Amount, then all of the cash received by Lender in connection with the Processing Trial prior to the loan of the Principal Loan Amount shall be applied to reduce the Final Loan Amount in accordance with Section 1.13. Nothing herein shall create an obligation on behalf of Lender to loan the Principal Loan Amount, and Lender expressly reserves the right to not loan the Principal Loan Amount. If Lender decides to not loan the Principal Loan Amount, this Agreement shall have no further effect and Lender shall, promptly after receipt from Processor or the Account, return to Borrower any cash received by Lender in connection with the Processing Trial.

1.10 Excess Cash. If the amount of cash remitted to Lender pursuant to this Agreement exceeds the Final Loan Amount (such excess being the “Excess Cash”) by at least $50.00, Lender agrees to pay such Excess Cash to Borrower within 30 days after receipt thereof by Lender. In the event the Excess Cash is less than $50.00, Lender agrees to pay such Excess Cash to Borrower within 30 days after its receipt of a written request from Borrower, provided such request is made within 90 days of Lender’s receipt of such Excess Cash. Lender has no obligation to take any action (including against Processor) with respect to any cash being held by Processor, which will become Excess Cash once it is paid by Processor to Lender, prior to the receipt of such Excess Cash by Lender, and that Processor shall have no liability to Borrower for any Excess Cash.

1.11 Reliance on Terms. The provisions of this Agreement are agreed to for the benefit of Borrower, Owner, Lender, and Processor and, notwithstanding the fact that Processor is not a party to this Agreement, it may rely upon the terms of this Agreement and raise them as defenses in any action.

1.12 Estoppel Certificate. Borrower will at any time, and from time to time, upon at least one (1) day’s prior notice from Lender to Borrower, execute, acknowledge and deliver to Lender and/or to any other person, person firm or corporation specified by Lender, a statement certifying that this Agreement is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and stating the dates which the Final Loan Amount or any portion thereof has been repaid.

1.13 Allocation of Payments. Any amounts remitted to Lender will first be applied to accrued interest and then to the outstanding Principal Loan Amount.

1.14 Modification of Remittance Election. Lender's decision to elect remittance of the Final Loan Amount directly from the Processor and/or by debiting the Account is non-exclusive and may be modified in Lender's sole discretion. Lender may initially elect both remittance options simultaneously for the full length of the Agreement; may initially elect both remittance options and may modify that election at any time to limit remittance to one option; and/or may initially elect one remittance option and may modify that election at any time to elect the other remittance option or to employ both remittance options simultaneously. Should Lender modify the remittance election after the initial election, Lender must provide notice to Borrower at least two days prior to the modification. Borrower may at any time request that Lender modify the remittance election; however, Lender has no obligation to modify the remittance election upon such a request.

2. REPRESENTATIONS, WARRANTIES AND COVENANTS

Borrower and each Owner represent, warrant and covenant the following as of the date of this Agreement and continuing until the Final Loan Amount is paid in full to Lender:

2.1 Borrower General Business Covenants. Borrower agrees (i) to use its best efforts to conduct its business consistent with past practice; (ii) to not take any action, including changing its arrangements with Processor, to discourage the use of Electronic Payments and to not permit any event to occur that could have an adverse effect on the use, acceptance or authorization of Electronic Payments for the purchase of Borrower’s services and/or products; (iii) to not open a new bank account other than the Account to which Electronic Payment settlement proceeds will be deposited and to not take any action to cause future receivables to be settled or delivered to any bank account other than the Account; and (iv) not to sell, dispose, convey or otherwise transfer its business or assets without the express prior written consent of Lender and the assumption of all of Borrower’s obligations under this Agreement pursuant to documentation reasonably satisfactory to Lender.

2.2 Business Information. All information (financial and other) provided by or on behalf of Borrower to Lender in connection with the execution of or pursuant to this Agreement is true, accurate and complete in all respects. Borrower shall furnish Lender such additional information as Lender may request from time to time.

2.3 Reliance on Information. All information (financial and other) provided by or on behalf of Borrower has been relied upon by Lender in connection with its obligations under this Agreement and is true, accurate and complete in all respects.

2.4 Default Under Other Contracts; Compliance. Borrower’s execution of and/or performance under this Agreement will not cause or create an Event of Default (defined below) by Borrower under any contract with another person or entity. Borrower is not in default under any of the terms, covenants and conditions of any other agreement with Lender. Borrower is in compliance with any and all applicable federal, state and local laws and regulations and rules and regulations of card associations and payment networks. Borrower possesses and is in compliance with all permits, licenses, approvals, consents, registrations and other authorizations necessary to own, operate and lease its properties and to conduct the business in which it is presently engaged.

2.5 Authorization. Borrower and the person(s) signing this Agreement on behalf of Borrower have full power and authority to enter into and perform the obligations under this Agreement and (if applicable) the Processing Agreement, all of which have been duly authorized by all necessary and proper actions.

2.6 Insurance. Borrower shall maintain insurance in such amounts and against such risks as are consistent with past practice and shall show proof of such insurance upon the request of Lender.

2.7 Change Name or Location. Borrower does not and shall not conduct Borrower’s business under any name other than as disclosed to Lender and Processor and shall not change its jurisdiction of organization, ownership or other legal structure without the prior written consent of Lender, which consent may be withheld for any reason. Borrower shall not change its place of business or transport or move, interrupt, suspend, dissolve or terminate its business without advance, written notice to Lender.

2.8 Exclusive Use of Processor. Subject to any Lender modification of the remittance election as described in Section 1.14, Borrower understands and agrees that if Lender elects to accept the remittance of the Final Loan Amount directly from Processor (either exclusively or along with debiting the Daily Amount from Borrower's deposit account), until the Final Loan Amount is paid in full to Lender, the services of Processor are the exclusive means by which Borrower can and shall process its Electronic Payment transactions. Borrower shall not take any action that has the effect of causing the Processor to be changed to another processor. Borrower has not been notified by Processor and is not aware of any fact that would trigger the termination or suspension of the Processing Agreement or the creation of a reserve account. If Borrower receives such notice, Borrower shall immediately notify Lender. If Borrower’s action or inaction results in the Processing Agreement being terminated or suspended, Lender may immediately debit the difference between (x) the Final Loan Amount, and (y) the portion of the Final Loan Amount that Lender has received to date by initiating a debit via the Automatic Clearing House (ACH) system from Borrower’s Account or such other bank account that Borrower maintains, or any bank account maintained by each Owner. Notwithstanding the above, nothing in this section shall be construed to limit Lender's right to modify the remittance election as set forth in Section 1.14.

2.9 Exclusive Use of Account. Borrower understands and agrees that if Lender elects to accept the remittance of the Specified Percentage by debiting the Account, until the Final Loan Amount is paid in full to Lender, all proceeds of receivables shall be deposited into the Account. If Borrower’s action or inaction results in the Account being terminated or suspended, Borrower and each Owner irrevocably authorizes Lender or its designated successor to immediately withdraw the difference between (x) the Final Loan Amount, and (y) the portion of the Final Loan Amount that Lender has received to date by initiating a debit via the Automatic Clearing House (ACH) system from Borrower’s Account or such other bank account that Borrower maintains, or any other bank account maintained by each Owner.

2.10 Working Capital Funding. Borrower shall not enter into any other arrangement, agreement or commitment that relates to or involves Electronic Payment Receivables, whether in the form of a purchase of, a loan against, or the sale or purchase of credits against, Electronic Payment Receivables with any party other than Lender.

2.11 Unencumbered Future Receivables. Subject to the terms of the Processing Agreement, Borrower has good, complete and marketable title to all future Electronic Repayment Receivables, free and clear of any and all liabilities, liens, claims, charges, restrictions, conditions, options, rights, mortgages, security interests, equities, pledges and encumbrances of any kind or nature whatsoever or any other rights or interests that may be inconsistent with the transactions contemplated with, or adverse to the interests of, Lender. Borrower shall make or send notice of any intended bulk sale or transfer by Borrower.

2.12 Business Purpose. Borrower is a valid business in good standing under the laws of the jurisdictions in which it is organized and/or operates, and Borrower is entering into this Agreement for business purposes and not as a consumer for personal, family or household purposes.

2.13 No Bankruptcy/Litigation. As of the date of this Agreement, Borrower does not contemplate and has not filed any petition for bankruptcy protection under Title 11 of the United States Code and there has been no involuntary petition brought or pending against Borrower. Borrower further warrants that it does not anticipate filing any such bankruptcy petition and it does not anticipate that an involuntary petition will be filed against it. There is no action, suit or investigation pending or, to Borrower’s or Owner’s knowledge, threatened against it or any of its assets, before any court or governmental authority which, if determined adversely to it, would have a material adverse effect on Borrower’s business.

2.14 Borrower Fraud. Borrower and Owner shall immediately notify Lender if any of the representations, warranties or covenants contained in this Agreement are no longer true. Any false representation or warranty shall constitute fraud against Lender, and Borrower consents to entry of a judgment admitting to such fraud in an amount to be determined by the applicable court in favor of Lender.

2.15 Daily Batch Out. Borrower will batch out receipts with the Processor on a daily basis.

3. ADDITIONAL TERMS

3.1 Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” hereunder: (a) Borrower violates any term or covenant in this Agreement; (b) any representation or warranty by Borrower in this Agreement is incorrect, false or misleading in any material respect when made; (c) Borrower admits in writing its inability to pay its debts, or makes a general assignment for the benefit of creditors; or any proceeding is instituted by or against Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, or composition of it or its debts;

(d) the sending of notice of termination by Guarantor; (e) Borrower transports, moves, interrupts, suspends, dissolves or terminates its business without advance, written notice to Lender; (f) Borrower transfers or sell all or substantially all of its assets; (h) Borrower makes or sends notice of any intended bulk sale or transfer by Borrower; (i) Borrower uses multiple depository accounts without the prior written consent of Lender; (j) Borrower changes its depositing account without the prior written consent of Lender; or (l) Borrower defaults under any of the terms, covenants and conditions of any other agreement with Lender.

3.2 Remedies. Upon the occurrence of any Event of Default, Lender shall be immediately entitled to protect and enforce any of its rights, including but not limited to: (a) the Specified Percentages shall equal 100%; (b) any unpaid Final Loan Amount and any other amounts owed to Lender under the Agreement will become due and payable in full immediately; (c) Lender may enforce all remedies available under law, including the right to non-judicial foreclosure of any collateral and the right to file a lawsuit, in which case Borrower shall, to the extent not prohibited by law, upon successful judgment be liable for Lender's reasonable costs of the lawsuit, including court costs and attorneys' fees; (d) Lender may enforce its rights against the Guarantor as set forth in the Guaranty; (e) Lender may enforce its security interest as set forth in the Security Agreement and Guaranty; and (f) Borrower shall pay Lender all reasonable costs associated with the Event of Default and the enforcement of Lender's remedies set forth above, including court costs and attorneys' fees. Borrower and Owner agree that Lender may automatically debit such damages via the ACH system or wire transfers from Borrower’s Account or such other bank account that Borrower maintains, or any bank account maintained by each Owner. Borrower specifically authorizes Lender to contact any of Borrower's credit card processors or third party owing money to Borrower, wherever situated, and instruct the processor or third party to redirect any money owed to Borrower to be paid to Lender instead. Borrower holds harmless the processor or third party for their actions under this paragraph. The obligations of Owner, including the guarantee on the first page of this Agreement are primary and unconditional and Owner waives any rights to require Lender to first proceed against Borrower. All of Lender's rights in connection with this Agreement may be exercised at any time by Lender after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

3.3 Protection of Information. Borrower and each person signing this Agreement on behalf of Borrower and/or as Owner, in respect of himself or herself personally, authorizes Lender to disclose to any third party information concerning Borrower’s and each Owner’s credit standing (including credit bureau reports that Lender obtains) and business conduct. Borrower and each Owner hereby waives to the maximum extent permitted by law any claim for damages against Lender and any of its affiliates or agents and Processor relating to any (i) investigation undertaken by or on behalf of Lender as permitted by this Agreement or (ii) disclosure of information as permitted by this Agreement.

3.4 Solicitations. Borrower and each Owner authorizes Lender and its affiliates to communicate with, solicit and/or market to Borrower and each Owner via regular mail, telephone, email and facsimile in connection with the provision of goods or services by Lender, its affiliates or any third party that Lender shares, transfers, exchanges, discloses or provides information with or to pursuant to Section 3.5 and will hold Lender, its affiliates and such third parties harmless against any and all claims pursuant to the federal CAN-SPAM ACT of 2003 (Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003), the Telephone Consumer Protection Act (TCPA), and any and all other state or federal laws relating to transmissions or solicitations by any of the methods described above.

3.5 Confidentiality. The terms and conditions of the products and services offered by Lender, including this Agreement and any other Lender documentation (collectively, “Confidential Information”) are proprietary and confidential information of Lender. Accordingly, unless disclosure is required by law or court order, Borrower shall not disclose Confidential Information to any person other than an attorney, accountant, financial advisor or employee of Borrower who needs to know such information for the purpose of advising Borrower (“Advisor”), provided such Advisor uses such information solely for the purpose of advising Borrower and first agrees in writing to be bound by the terms of this Section 3.7.

3.6 Publicity. Borrower and each Owner authorizes Lender to use its, his or her name in a listing of clients and in advertising and marketing materials.

3.7 Required Notifications. Borrower is required to give Lender written notice within 24 hours of any filing under Title 11 of the United States Code. Borrower is required to give Lender seven days’ written notice prior to the closing of any sale of all or substantially all of the Borrower’s assets or stock.

4. MISCELLANEOUS.

4.1 Modifications; Amendments; Construction. No modification, amendment or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the parties affected. The headings of the sections and subsections are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. For purposes of this Agreement, “including” shall mean “including, without limitation”.

4.2 Notices. All notices, requests, demands and other communications shall be in writing and shall be delivered by mail, overnight delivery or hand delivery to the respective parties to this Agreement. Notices to Lender shall be sent to the following address:

Lendistry, LLC

330 E. Lambert Road, Suite 275

Brea, CA 92821

4.3 Waiver; Remedies. No failure on the part of Lender to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise of any other right. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law or equity.

4.4 D/B/A’s. Borrower understands and acknowledges that Lender may be using “doing business as” or “d/b/a” names in connection with various matters relating to the transaction between Lender and Borrower, including the filing of UCC-1 financing statements and other notices or filings.

4.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of Borrower, Owner, Lender and their respective successors and assigns, except that Borrower and Owner shall not have the right to assign its rights or obligations under this Agreement or any interest in this Agreement without the prior written consent of Lender, which consent may be withheld in Lender’s sole discretion. Lender reserves the right to assign this Agreement or its rights or obligations hereunder with or without prior notice to Borrower.

4.6 Governing Law. This Agreement, all transactions it contemplates, the construction of the terms of the Agreement and all transactions, and the interpretation, performance and enforcement of the rights and duties of Borrower, Lender and each individual signatory shall be governed by and construed in accordance with the laws of the State of California, without regards to any applicable principles of conflicts of law. Without limiting the generality of the foregoing, the Parties agree that the laws of the State of California shall govern the entire relationship between and among the Parties, including, without limitation, all issues or claims arising out of, relating to, in connection with or incident to this Agreement and any transaction it contemplates, whether such claims are based in tort, contract, or arise under statute or in equity. The Parties acknowledge and agree that this Agreement is made and performed in the State of California.

4.7 Costs. Lender shall be entitled to receive from Borrower and/or Owner, and Borrower and/or Owner shall pay, all reasonable costs associated with a breach by Borrower of term of this Agreement and the enforcement thereof, including court costs and attorneys’ fees.

4.8 Term and Survival. This Agreement shall continue in full force and effect until all obligations hereunder have been satisfied in full; provided, however, that Sections 1.3, 3.2, 3.4, 3.5, 3.6, 4.6, 4.7, 4.8, 4.11, 4.12, 4.13, 4.14 and 4.15 shall survive indefinitely.

4.9 Severability. In case any one or more of the provisions contained in this Agreement is found to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

4.10 Counterparts and Facsimile Signatures. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same agreement. Facsimile signatures or signed documents scanned in .pdf (or similar) format shall have the same legal force and effect as an original of such signature and shall be treated as an original document for evidentiary purposes.

4.11 Limitation of Liability. In no event will Processor or Lender be liable for any claims asserted by Borrower for lost profits, lost revenues, lost business opportunities, exemplary, punitive, special, incidental, indirect or consequential damages, even if advised of the possibility of such damages, under any theory of law, including any tort or contract theory, each of which is expressly waived by Borrower.

4.12 Entire Agreement. This Agreement contains the entire agreement and understanding between Borrower, Owner and Lender and supersedes all prior agreements and understandings, whether oral or in writing, relating to the subject matter unless otherwise specifically reaffirmed or restated in this Agreement. Borrower and Owner each acknowledge and agree that he, she or it is not relying on any representations not specifically embodied in this Agreement.

4.13 Jury Trial Waiver. THE PARTIES WAIVE TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE TRANSACTIONS OF WHICH THIS AGREEMENT IS A PART OR THE ENFORCEMENT, EXCEPT WHERE SUCH WAIVER IS PROHIBITED BY LAW OR DEEMED BY A COURT OF LAW TO BE AGAINST PUBLIC POLICY. THE PARTIES ACKNOWLEDGE THAT EACH MAKES THIS WAIVER KNOWINGLY, WILLINGLY AND VOLUNTARILY AND WITHOUT DURESS, AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH THEIR ATTORNEYS.

4.14 Class Action Waiver. THE PARTIES WAIVE ANY RIGHT TO ASSERT ANY CLAIMS AGAINST THE OTHER PARTY AS A REPRESENTATIVE OR MEMBER IN ANY CLASS OR REPRESENTATIVE ACTION, EXCEPT WHERE SUCH WAIVER IS PROHIBITED BY LAW AGAINST PUBLIC POLICY. TO THE EXTENT EITHER PARTY IS PERMITTED BY LAW OR COURT OF LAW TO PROCEED WITH A CLASS OR REPRESENTATIVE ACTION AGAINST THE OTHER, THE PARTIES AGREE THAT: (1) THE PREVAILING PARTY SHALL NOT BE ENTITLED TO RECOVER ATTORNEYS’ FEES OR COSTS ASSOCIATED WITH PURSUING THE CLASS OR REPRESENTATIVE ACTION (NOT WITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT); AND (2) THE PARTY WHO INITIATES OR PARTICIPATES AS A MEMBER OF THE CLASS WILL NOT SUBMIT A CLAIM OR OTHERWISE PARTICIPATE IN ANY RECOVERY SECURED THROUGH THE CLASS OR REPRESENTATIVE ACTION.

4.15 Arbitration Agreement. This Arbitration Clause is an agreement between the Borrower and the Lender to arbitrate disputes. “Disputes” has the broadest possible meaning, and includes but is not limited to any and all disputes, claims or controversies, in law or in equity, between the Borrower and the Lender arising out of or relating in any way to the Agreement, any prior loan agreement Borrower entered into with Lender (a "Prior Agreement"), the transaction this Agreement contemplates, any prior transaction under a Prior Agreement. “Disputes” include , including without limitation,: (a) any claims of breach of contract, tort, usury, misrepresentation, conversion, fraud, or unfair and deceptive trade practices, or

(b) any claim of a violation of any local, state or federal statute, regulation, ordinance, rule, etc. At the request of either the Borrower or the Lender, any Dispute shall be decided in binding arbitration before the Borrower’s choice of the American Arbitration Association (“the AAA”) or any other arbitration organization the Borrower choose and that the Lender approves of in writing (“the Arbitration Organization”). The arbitration shall be conducted under the then current rules for the Arbitration Organization. The Borrower can get a copy of the rules from the AAA by calling (1-800-778-7879). The arbitration hearing shall be conducted in the federal district in which the Borrower resides or in which the Agreement was signed.

The Borrower and the Lender agree that once the Borrower or the Lender have elected to arbitrate, binding arbitration is the exclusive method for resolving any and all Disputes and that under this arbitration clause the Borrower and the Lender are waiving the right to a jury trial and the right to bring or participate in any class action in court or through arbitration (this is referred to below as “the Class Action Waiver”).

The arbitrators shall be attorneys or retired judges and shall be selected in accordance with the applicable rules. The arbitration award shall be in writing, but without a supporting opinion unless such an opinion is requested by the Borrower or the Lender. If the Borrower elects arbitration first, the Borrower will pay one half of any arbitration filing fee. The Lender will pay the rest of the filing fee, and the whole filing fee if the Lender elects arbitration first or if the arbitrator determines that applicable law requires the Lender to do so or that the Borrower is unable to do so. The Lender will pay the arbitration costs and fees for the first day of arbitration, up to a maximum of eight hours. The Lender will also pay any fees and charges that the arbitrator determines that the Lender must pay in order to assure that this arbitration clause is enforceable. The arbitrator shall decide who shall pay any additional costs and fees. The arbitrator shall have the authority to award fees, costs, and injunctive or equitable relief in accordance with this arbitration clause and applicable law.

If either the Borrower or the Lender fail to arbitrate as required under this arbitration clause, the party electing arbitration shall, unless prohibited by applicable law, be entitled to recover its/their attorneys’ fees and costs incurred in compelling the other party to arbitrate the Dispute.

The parties acknowledge and agree that the Federal Arbitration Act (9 U.S.C. § 1 et seq.) shall govern any arbitration under this arbitration clause.

If any part of this arbitration clause conflicts with the terms of any other document or agreement between the parties or the rules of the Arbitration Organization, the terms of this arbitration clause shall prevail. If any part of this arbitration clause other than the Class Action Waiver shall be deemed or found unenforceable for any reason, the remainder of the arbitration clause shall remain enforceable. If the Class Action Waiver shall be deemed or found unenforceable for any reason, the remainder of the arbitration clause shall be enforceable.

The Borrower and the Lender agree that the mutual promises in this arbitration clause constitute the consideration necessary to make this arbitration clause enforceable even if the Lender does not enter into any further agreements. This arbitration clause shall survive the termination, rescission or payment in full of this Agreement. The Borrower may opt out of this arbitration clause by notifying the Lender in writing of the Borrower’s intent to do so. The Borrower’s election to opt out must be mailed by first class mail postmarked no later than 10 days from the date of this Agreement and addressed to the Lender at:

Lendistry, LLC

330 E. Lambert Road, Suite 275

Brea, CA 92821

If more than one Borrower and/or Owner is shown in this contract, all Borrowers and/or Owners must elect to opt out in order for the opt-out to be effective.

Lendistry, LLC - SECURITY AGREEMENT AND GUARANTY

Borrower’s Legal Name:	VPR Brands LP		D/B/A:
Physical Address:		City:		State:		Zip:
	3001 Griffin Road		Fort Lauderdale		FL		33312

Federal ID#

SECURITY AGREEMENT

Security Interest. To secure Borrower’s performance obligations to Lender under the Loan Agreement, Borrower hereby grants to Lender, immediately upon any Event of Default, a security interest in (a) All personal property of Borrower, including, all accounts, chattel paper, documents, equipment, general intangibles, instruments, and inventory, (as those terms are defined in Article 9 of the UCC, in effect from time-to-time in the State of California), and liquor licenses, wherever located, now or hereafter owned or acquired by Borrower; (b) all trademarks, trade names, service marks, logos and other sources of business identifiers, and all registrations, recordings and applications with the U.S. Patent and Trademark Office (“USPTO”) and all renewals, reissues and extensions thereof (collectively “IP”) whether now owned or hereafter acquired, together with any written agreement granting any right to use any IP, and (c) all proceeds, as that term is defined in (a) and (b) above, as the term “proceeds” is defined in Article 9 of the UCC (a, b, and c collectively, the “Collateral”).

Cross-Collateral. To secure Guarantor’s payment and performance obligations to Lender under this Security Agreement and Guaranty (the “Agreement”), Guarantor hereby grants Lender, immediately upon any Event of Default, a security interest in all future receivables, bank accounts, fixtures, real estate, chattel paper, documents, equipment, general intangibles, instruments, inventory wherever located, now or hereafter owned or acquired by the Borrower (the “Additional Collateral”).

Borrower and Guarantor each acknowledge and agree that any security interest granted to Lender under any other agreement between Borrower or Guarantor and Lender (the “Cross-Collateral”) will secure the obligations hereunder and under the Loan Agreement.

Borrower and Guarantor each agrees to execute any documents or take any action in connection with this Agreement as Lender deems necessary to perfect or maintain Lender’s first priority security interest in the Collateral, the Additional Collateral and the Cross-Collateral, including the execution of any account control agreements. Borrower and Guarantor each hereby authorizes Lender to file any financing statements deemed necessary by Lender to perfect or maintain Lender’s security interest, which financing statement may contain notification that Borrower and Guarantor have granted a negative pledge to Lender with respect to the Collateral, the Additional Collateral and the Cross- Collateral, and that any subsequent lienor may be tortiously interfering with Lender’s rights. Borrower and Guarantor shall be liable for and Lender may charge and collect all costs and expenses, including but not limited to attorney’s fees, which may be incurred by Lender in protecting, preserving and enforcing Lender’s security interest and rights.

Negative Pledge. Borrower and Guarantor each agrees not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of the Collateral, the Additional Collateral or the Cross-Collateral, as applicable.

Consent to Enter Premises and Assign Lease. Lender shall have the right to cure Borrower’s default in the payment of rent on the following terms. In the event Borrower is served with papers in an action against Borrower for non-payment of rent or for summary eviction, Lender may execute its rights and remedies under the Assignment of Lease. Borrower also agrees that Lender may enter into an agreement with Borrower’s landlord giving Lender the right: (a) to enter Borrower’s premises and to take possession of the fixtures and equipment therein for the purpose of protecting and preserving same; and (b) to assign Borrower’s lease to another qualified Borrower capable of operating a business comparable to Borrower’s at such premises.

Remedies. Upon any Event of Default, Lender may pursue any remedy available at law (including those available under the provisions of the UCC), or in equity to collect, enforce, or satisfy any obligations then owing, whether by acceleration or otherwise.

GUARANTY

Personal Guaranty of Performance. The Guarantor(s) hereby guarantees to Lender, Borrower’s performance of all of the representations, warranties, covenants made by Borrower in this Agreement and the Loan Agreement, as each agreement may be renewed, amended, extended or otherwise modified (the “Guaranteed Obligations”). Guarantor’s obligations are due immediately upon any Event of Default.

Guarantor Waivers. In the event that Borrower fails to perform any obligation when due under the Loan Agreement, Lender may enforce its rights under this Agreement without first seeking to obtain payment from Borrower, any other guarantor, or any Collateral, Additional Collateral or Cross-Collateral Lender may hold pursuant to this Agreement or any other guaranty.

Lender does not have to notify Guarantor of any of the following events and Guarantor will not be released from its obligations under this Agreement if it is not notified of: (i) Borrower’s failure to pay timely any amount owed under the Loan Agreement; (ii) any adverse change in Borrower’s financial condition or business; (iii) any sale or other disposition of any collateral securing the Guaranteed Obligations or any other guarantee of the Guaranteed Obligations; (iv) Lender’s acceptance of this Agreement; and (v) any renewal, extension or other modification of the Loan Agreement or Borrower’s other obligations to Lender. In addition, Lender may take any of the following actions without releasing Guarantor from any of its obligations under this Agreement: (i) renew, extend or otherwise modify the Loan Agreement or Borrower’s other obligations to Lender; (ii) release Borrower from its obligations to Lender; (iii) sell, release, impair, waive or otherwise fail to realize upon any collateral securing the Guaranteed Obligations or any other guarantee of the Guaranteed Obligations; and (iv) foreclose on any collateral securing the Guaranteed Obligations or any other guarantee of the Guaranteed Obligations in a manner that impairs or precludes the right of Guarantor to obtain reimbursement for payment under this Agreement. Until the Final Loan Amount and Borrower’s other obligations to Lender under the Loan Agreement and this Agreement are paid in full, Guarantor shall not seek reimbursement from Borrower or any other guarantor for any amounts paid by it under this Agreement. Guarantor permanently waives and shall not seek to exercise any of the following rights that it may have against Borrower, any other guarantor, or any collateral provided by Borrower or any other guarantor, for any amounts paid by it, or acts performed by it, under this Agreement: (i) subrogation; (ii) reimbursement; (iii) performance; (iv) indemnification; or (v) contribution. In the event that Lender must return any amount paid by Borrower or any other guarantor of the Guaranteed Obligations because that person has become subject to a proceeding under the United States Bankruptcy Code or any similar law, Guarantor’s obligations under this Agreement shall include that amount.

Guarantor Acknowledgement. Guarantor acknowledges that: (i) He/She understands the seriousness of the provisions of this Agreement; (ii) He/She has had a full opportunity to consult with counsel of his/her choice; and (iii) He/She has consulted with counsel of its choice or has decided not to avail himself/herself of that opportunity.

Joint and Several Liability. The obligations hereunder of the persons or entities constituting Guarantor under this Agreement are joint and several.

APPENDIX A: FEES

Filing Fee. Borrower shall be responsible for fees associated with the proper filing of any financing statements in the appropriate jurisdiction. This fee may vary by state or county but is generally accepted to be equal to half of one percent of the Principal Loan Amount. This fee may be collected directly from the Principal Loan Amount if not paid in full before the loan is disbursed. This fee is non-refundable.

Underwriting Fee. This fee is paid by the Borrower to the Lender to cover the costs of underwriting. These fees include the cost of credit reports, site surveys, and other administrative costs and proper filing of financing statements. This fee will be calculated as follows: loans with a Principal Loan Amount of $7,500 or less will be assessed a fee of $295.00, loans with a Principal Loan Amount from $7,501-$50,000 will be assessed a fee of $395.00; loans with a Principal Loan Amount from $50,001- $100,000 will be assessed a fee of $595.00; loans with a Principal Loan Amount from $100,001-$160,000 will be assessed a fee of $795.00; and loans with a Principal Loan Amount over $160,000 will be assessed a fee of 0.5% of the Principal Loan Amount.

Monthly Administrative Fee. A $50.00 fee is applied on the initial day of funding and every month thereafter, until the Final Loan Amount is paid in full (Lockbox only).

Multiple Site Inspection Fee. For any Borrower who has multiple locations, a fee of $100.00 per additional location will be collected. If this is not paid in advance, this fee will be collected from receipts prior to the collection of the Final Loan Amount. This fee is non-refundable.

Wire Transfer Fee. A $45.00 fee may be applied for any wire transfer.

CA State Guarantee Fee. A 2.5% of the guarantee portion of your loan plus $250.00 (not to exceed 80% of the loan amount) will be subtracted from your proceeds.

Bank Account Change Fee. A $65.00 fee is applied anytime the Borrower changes bank accounts during the term of the Agreement.

NSF Fee. A $50.00 fee will be applied to the Borrower’s account for each check or automated debit returned as NSF or otherwise stopped.

Default Waiver Fee. Upon Borrower’s request, Lender may elect in its sole and absolute discretion to waive the occurrence of an Event of Default hereunder, provided that Borrower shall pay a default waiver fee for each such waiver in the amount of $5,000.00 to Lender, which shall be due and payable to Lender on demand. Such default waiver fee shall be payable for each Event of Default. In addition, if Borrower obtains and completes another loan, purchase receivable financing and/or other financing contract without the Lender’s written approval, then the default fee will be $10,000.00.

Card Processor / Bank Change Fee. Borrower shall pay to the Lender $5,000.00 in the event that Borrower (i) uses multiple credit/debit/bank card processing terminals without the prior written consent of the Lender; or (ii) changes its credit/debit/bank card Processor without prior written consent of the Lender; or (iii) changes its bank depository accounts which have been agreed as payment remittance sources without prior written consent of the Lender; or (iv) triggers any Event of Default. Such change fee (i) shall be due and payable to the Lender on demand; (ii) is not exclusive of, and is cumulative with, any other fee or amount paid or payable to the Lender by Borrower pursuant to this agreement; and (iii) shall not be construed as a waiver of any Event of Default hereunder or as otherwise operating to reduce or limit the Lender’s rights or remedies provided for hereunder or at law or in equity.

EXHIBIT 1

Merchant Consent

NOTICE OF ASSIGNMENT OF RECEIVABLES

NOW please accept this NOTICE OF ASSIGNMENT OF RECEIVABLES (this “Assignment Agreement”) by the undersigned, VPR Vaporx Helium (“Merchant”), as formal notice of, and as a request to Paya, Inc. (“Paya”) that:

1)	Pursuant to any and all existing agreements and arrangements, including without limitation, that certain agreement dated on or about 7/15/19 (collectively, “Agreements”) between Merchant and Paya (or any of Paya’s subsidiaries or affiliates, or predecessors or successors thereof, as the case may be), whereby Paya provides credit card and check processing and related services, Merchant hereby notifies Paya that it executed and agreement to receive cash funds in exchange for its future bank card receivables (“Funding Agreement”) with BSD Capital LLC, DBA Lendistry (“Company”) whereby Merchant assigned, transferred and conveyed all rights and interests in a specified percentage and amount of future bank card receivables (“Designated Receivables”) to Company.

2)	Merchant hereby irrevocably authorizes and directs Paya to remit the Designated Receivables to Company until instructed to stop by Company.

3)	Merchant hereby confirms to Paya and agrees that this Assignment Agreement does not in any manner modify or otherwise amend any of the other contract terms in the Agreements, all of which survive and continue in full force, and applies solely to Merchant’s instructions an consent for Paya to remit the Designated Receivables to Company. Merchant hereby represents and warrants to Pay, that this Assignment Agreement is valid, and that it is authorized to execute and deliver the same and shall hold Paya Harmless from and indemnify Paya from any and all, losses, claims, and expenses, including reasonable attorney’s fees which Paya may incur that arise from or are related to this Assignment Agreement. Merchant confirms that the person executing this Assignment Agreement is authorized on behalf of Merchant to do so.

Dated: July 22, 2019

Merchant: VPR Vaporx Helium

X	/s/ Kevin Frija
By:
X	Kevin Frija CEO
Signer’s Name and Title (Please Print)

Amendment to Loan Agreement

Payment Schedule for VPR Brands

LP Also known as VPR VAPORX

Helium

Lendistry, LLC will take $1,240.08 weekly beginning one day after funding by ACH and 11% of Credit Card Sales

Lender Reserves the right to receive funds from any and all credit card processing account(s)

I hereby authorize Bill.com, Inc, Revere Bank. or City National Bank (hereinafter “Bank”), on behalf of Lendistry, LLC, located at 330 E. Lambert Rd. Suite 275 Brea CA 92821 to initiate entries to the bank accounts that I enter, or enable Lendistry, LLC to enter, on the Bank web site in order to pay amounts that I owe to Lendistry, LLC and, if necessary, to initiate adjustments for any transactions credited or debited in error. I understand that this withdrawal can be for receipt under my purchase receivable obligation including payments and/or collections. I represent that I have authority to bind the organization that owns the bank accounts, and to authorize all transactions to the bank accounts that are initiated through the Bank, Inc. I acknowledge that transactions initiated to the bank accounts must comply with the provisions of U.S. law. This authorization will remain in effect until the organization notifies in writing to cancel it in such time as to afford the Bank and the bank reasonable opportunity to act on it.

VPR Brands LP

DBA VPR Vaporx Helium

Kevin Frija

/s/ Kevin Frija
Signature/Date

Lendistry, LLC
/s/
Signature/Date